Exhibit 4.6

Execution Version

FIFTH OMNIBUS AMENDMENT AGREEMENT OFFER LETTER

City of Buenos Aires October 17, 2023

Messrs.

INTER-AMERICAN INVESTMENT CORPORATION

Attention: Portfolio Management Division, Investment Operations Department

Ref.: Offer Letter No. CTA 1/23

The undersigned, TELECOM ARGENTINA S.A., a corporation duly organized and existing under the laws of the Republic of Argentina, and whose principal activity is the provision of telecommunications services in the Republic of Argentina (the “Borrower”) is pleased to submit this irrevocable offer No. CTA 1/23 (the “Offer”) to INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter- American Investment Corporation among its member countries (“IDB Invest” and together with the Borrower the “Parties”), acting in its own capacity and as agent acting on behalf of the INTER- AMERICAN DEVELOPMENT BANK, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries (“IDB”), to enter into a fifth omnibus amendment agreement in order to amend each of the Amended and Restated Common Terms Agreement, the Amended and Restated IDB Invest Loan Agreement and the Amended and Restated IDB Invest Fee Letter, in connection with the addition of a new tranche of the IDB Invest B Loans (the “Fifth Omnibus Amendment Agreement”).

This Offer shall be open for acceptance in writing by IDB Invest in the form of Annex II hereto, until 11:59 pm New York time on October 17, 2023 unless extended in writing for and additional period of time by the Borrower (the “Expiration Date”); forthwith after the Expiration Date, this Offer shall automatically lose all force and effect.

Any term, condition, statement, representation or guarantee expressed in this Offer which may indicate an assertion, abstention, commitment and/or general right or obligation – whatever the grammatical form may be, shall only be enforceable and valid for the Parties if this Offer is accepted pursuant to the terms hereof. If this Offer is not accepted, such term, condition, statement, representation and/or guarantee shall not be valid or enforceable nor shall cause any legal commitment since they shall be deemed as if they had not been written.

Upon written acceptance of the Offer on or before the Expiration Date by IDB Invest, the Fifth Omnibus Amendment Agreement (the “Agreement”) shall become in full force and effect subject to the Terms and Conditions set forth in Annex I, and shall be legally binding upon, and enforceable against, each and all of the Parties. The Agreement shall be deemed entered into as of the date of acceptance of this Offer by IDB Invest.

This Offer shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

Offer Letter No. CTA 1/23

Sincerely,

Telecom Argentina S.A.

By:	/s/ Gabriel Blasi
Name:	Gabriel Blasi
Title:	CFO

ANNEX I

TERMS AND CONDITIONS

FIFTH OMNIBUS AMENDMENT AGREEMENT

This FIFTH OMNIBUS AMENDMENT AGREEMENT (this “Agreement”) is entered into as of October 17, 2023, by and between TELECOM ARGENTINA S.A., a corporation duly organized and existing under the laws of the Republic of Argentina (the “Borrower”) and INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IDB Invest”), acting in its own capacity and as agent acting on behalf of the INTER-AMERICAN Development Bank, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries (“IDB”).

Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth in Section 1.01 (Definitions) of the Amended and Restated Common Terms Agreement (as defined below). The rules of interpretation set forth in Section 1.02 (Interpretation) of the Amended and Restated Common Terms Agreement (as defined below) shall apply to this Agreement.

RECITALS

WHEREAS:

(A)

The Borrower and IDB Invest, acting on its own and as agent on behalf of IDB, have entered into that certain amended and restated common terms agreement, dated February 4, 2020 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Common Terms Agreement”).

(B)

The Borrower and IDB Invest, acting on its own and as agent on behalf of IDB, have entered that certain IDB Invest loan agreement, dated February 4, 2020 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated IDB Invest Loan Agreement”).

(C)

The Borrower and IDB Invest, acting on its own and as agent on behalf of IDB, have entered that certain IDB Invest fee letter, dated February 4, 2020 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated IDB Invest Fee Letter”).

(D)

The Borrower has requested certain amendments to each of the Amended and Restated Common Terms Agreement, the Amended and Restated IDB Invest Loan Agreement and the Amended and Restated IDB Invest Fee Letter, in connection with the addition of a new tranche of the IDB Invest B Loans.

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, subject to and in accordance with the terms hereof, as follows:

Offer Letter No. CTA 1/23

1.

Amendments to the Amended and Restated Common Terms Agreement. Each of the parties hereto hereby agrees that Section 1.01 (Definitions) of the Amended and Restated Common Terms Agreement is amended as follows:

(a)	The following definitions are added thereto in alphabetical order:

“IDB Invest B5 Loan” means the loan specified in Section 2.01(g) (The IDB Group Loans) of the Amended and Restated IDB Invest Loan Agreement or, as the context requires, its principal amount from time to time outstanding;

“IDB Invest B5 Loan Interest Rate” means, for any Interest Period, the rate at which interest is payable on the IDB Invest B5 Loan during that Interest Period, determined in accordance with Section 2.03 (Interest) of the Amended and Restated IDB Invest Loan Agreement;

“IDB Invest B6 Loan” means the loan specified in Section 2.01(h) (The IDB Group Loans) of the Amended and Restated IDB Invest Loan Agreement or, as the context requires, its principal amount from time to time outstanding; provided that the applicable interest rate and the amortization schedule of the IDB Invest B6 Loan shall be the same as the IDB Invest B5 Loan;

“IDB Invest B6 Loan Interest Rate” means, for any Interest Period, the rate at which interest is payable on the IDB Invest B6 Loan during that Interest Period, determined in accordance with Section 2.03 (Interest) of the Amended and Restated IDB Invest Loan Agreement;

(b)	The definition of “First Principal Repayment Date” is amended and restated in its entirety as follows:

“First Principal Repayment Date” means, (a) with respect to the IDB A Loan, the IDB Invest A Loan and the IDB Invest B1 Loan, December 15, 2021, and (b) with respect to the IDB Invest B2 Loan, the IDB Invest B3 Loan, the IDB Invest B4 Loan, the IDB Invest B5 Loan and the IDB Invest B6 Loan, the first principal repayment date specified in the relevant B Loan Supplement;

(c)	The definition of “IDB Invest B Loans” is amended and restated in its entirety as follows:

“IDB Invest B Loans” means collectively, the IDB Invest B1 Loan, the IDB Invest B2 Loan, IDB Invest B3 Loan, the IDB Invest B4 Loan, the IDB Invest B5 Loan and the IDB Invest B6 Loan;

(d)	The definition of “Interest Rate” is amended and restated in its entirety as follows:

“Interest Rate” means (i) with respect to the IDB Invest A Loan, the IDB Invest A Loan Interest Rate, (ii) with respect to the IDB Invest B1 Loan, the IDB Invest B1 Loan Interest Rate, (iii) with respect to the IDB Invest B2 Loan, the IDB Invest B2 Loan Interest Rate, (iv) with respect to the IDB Invest B3 Loan, the IDB Invest B3 Loan Interest Rate, (v) with respect to the IDB Invest B4 Loan, the IDB Invest B4 Loan Interest Rate, (vi) with respect to the IDB Invest B5 Loan, the IDB Invest B5 Loan Interest Rate, (vii) with respect to the IDB Invest B6 Loan, the IDB Invest B6 Loan Interest Rate, (viii) with respect to the IDB A Loan, the IDB A Loan Interest Rate and

Offer Letter No. CTA 1/23

(ix) with respect to a Co-Loan, the relevant Co-Loan Interest Rate, as the context requires;

(e)	The definition of “Transaction” is amended and restated in its entirety as follows:

“Transaction” means with respect to IDB A Loan, the IDB Invest A Loan, the IDB Invest B1 Loan, IDB Invest B2 Loan, the IDB Invest B3 Loan, the IDB Invest B4 Loan, the IDB Invest B5 Loan and the IDB Invest B6 Loan, the financing of the Borrower's capital expenditures related to improving its telecommunications infrastructure in Argentina.

2.	Amendments to the Amended and Restated IDB Invest Loan Agreement. Each of the parties hereto hereby agrees that the Amended and Restated IDB Invest Loan Agreement is amended as follows:
(a)	The definition of “Disbursement Longstop Date” in Section 1.01 (Definitions) thereof is amended and restated in its entirety as follows:

“Disbursement Long-Stop Date” means (i) with respect to the IDB Invest A Loan, the IDB A Loan and the IDB Invest B1 Loan, July 31, 2019, (ii) with respect to the IDB Invest B2 Loan and the IDB Invest B3 Loan, February 29, 2020, (iii) with respect to the IDB Invest B4 Loan, April 30, 2020, and (iv) with respect to the IDB Invest B5 Loan and the IDB Invest B6 Loan, October 31, 2023;

(b)	The following is added as Section 2.01(g) thereof in sequential order:

a loan, in an aggregate principal amount of up to one hundred million Dollars ($100,000,000) (the “IDB Invest B5 Loan”).

(c)	The following is added as Section 2.01(h) thereof in sequential order:

a loan, in an aggregate principal amount of up to twenty million Dollars ($20,000,000) (the “IDB Invest B6 Loan”).

3.	Amendments to the Amended and Restated IDB Invest Fee Letter. Each of the parties hereto hereby agrees that the Amended and Restated IDB Invest Fee Letter is amended as follows:
(a)	The following is added as Section 4(a)(iii)(E) thereof in sequential order:

in the case of the IDB Invest B5 Loan, equal to one and one half percent (1.5%) of the Commitment thereof as of the date of the relevant B Loan Supplement, payable on the earlier of (A) thirty (30) Business Days after the date of the relevant B Loan Supplement and (B) the date of the Disbursement thereof (as a condition to such Disbursement), which fee shall be earned in full as of as of the date of the relevant B Loan Supplement;

(b)	The following is added as Section 4(a)(iii)(F) thereof in sequential order:

in the case of the IDB Invest B6 Loan, equal to one and one half percent (1.5%) of the Commitment thereof as of the date of the relevant B Loan Supplement, payable on the earlier of (A) thirty (30) Business Days after the date of the relevant B Loan Supplement

Offer Letter No. CTA 1/23

and (B) the date of the Disbursement thereof (as a condition to such Disbursement), which fee shall be earned in full as of as of the date of the relevant B Loan Supplement;

(c)	The following is added as Section 4(d)(i)(E) thereof in sequential order:

in the case of the IDB Invest B5 Loan, equal to zero point fifty-five percent (0.55%) of the Commitment thereof as of the date of the relevant B Loan Supplement, payable on the earlier of (A) thirty (30) Business Days after the date of the relevant B Loan Supplement and (B) the date of the Disbursement thereof (as a condition to such Disbursement), which fee shall be earned in full as of as of the date of the relevant B Loan Supplement;

(d)	The following is added as Section 4(d)(i)(F) thereof in sequential order:

in the case of the IDB Invest B6 Loan, equal to zero point fifty-five percent (0.55%) of the Commitment thereof as of the date of the relevant B Loan Supplement, payable on the earlier of (A) thirty (30) Business Days after the date of the relevant B Loan Supplement and (B) the date of the Disbursement thereof (as a condition to such Disbursement), which fee shall be earned in full as of as of the date of the relevant B Loan Supplement.

4.

Representations and Warranties. The Borrower represents and warrants to each Lender as of the date hereof, except as to those representations and warranties that, by their express terms, are stated below to be made as of any specific date (including those that relate to an earlier date), that each of the representations and warranties made in Article III of the Amended and Restated Common Terms Agreement are true and correct, with reference to the facts and circumstances existing on the date hereof, provided that:

(a)	references to Financial Statements shall be deemed to refer to the most recent Financial Statements delivered to IDB Invest;
(b)	with respect to Section 3.01(d), references to Annex B shall be deemed to refer to Annex A of this Agreement;
(c)	with respect to Section 3.01(h), the reference to December 31, 2018 shall be deemed to refer to December 31, 2022;
(d)	with respect to Section 3.01(r), references to Transaction shall be deemed to such term as amended and restated in this Agreement; and
(e)	with respect to Section 3.01(s), references to Annex E shall be deemed to refer to Annex B of this Agreement.
5.	Miscellaneous.
(a)

Agreements Limited. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver or modification of any term or condition contained in the Amended and Restated Common Terms Agreement, Amended and Restated IDB Invest Loan Agreement, Amended and Restated IDB Invest Fee Letter or any of the other Financing Documents, or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, IDB Invest reserves all rights, privileges and remedies under the Financing Documents. Except as amended to hereby, the Amended and Restated Common Terms Agreement, Amended and Restated IDB Invest Loan

Offer Letter No. CTA 1/23

Agreement, Amended and Restated IDB Invest Fee Letter and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Amended and Restated Common Terms Agreement, Amended and Restated IDB Invest Loan Agreement, Amended and Restated IDB Invest Fee Letter (as applicable) shall be deemed to be references to the Amended and Restated Common Terms Agreement, Amended and Restated IDB Invest Loan Agreement and Amended and Restated IDB Invest Fee Letter (as applicable), as modified hereby. This Agreement shall constitute a Financing Document.

(b)

Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

(c)	Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.
(d)

Enforcement. The provisions set out in 7.05 (Enforcement) of the Amended and Restated Common Terms Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “each Lender”, “any Lender”, or “the Lenders” were a reference to IDB Invest, and each reference to “this Agreement”, or “the Financing Documents” were a reference to this Agreement).

[Remainder of page intentionally blank]

Offer Letter No. CTA 1/23

ANNEX II

FORM OF ACCEPTANCE LETTER

FIFTH OMNIBUS AMENDMENT AGREEMENT ACCEPTANCE LETTER

Washington, D.C. October 17, 2023

To:

TELECOM ARGENTINA S.A.

Attention: Mr. Leonardo Franceschini

Re: Acceptance to the Offer Letter No. CTA 1/23

Dear Sirs,

On behalf of INTER-AMERICAN INVESTMENT CORPORATION, acting in its own capacity and as agent acting on behalf of the INTER-AMERICAN DEVELOPMENT BANK (“IDB”), we hereby fully and irrevocably accept the Offer Letter No. CTA 1/23 dated October 17, 2023.

Sincerely,

/s/ Gustavo Lopez Coronado
INTER-AMERICAN INVESTMENT CORPORATION

Name:	Gustavo Lopez Coronado
Title:	PPrincipal Officer - Porfolio Management Division

Offer Letter No. CTA 1/23

ANNEX A

I)	Corporate Authorizations:
•	Board Meeting held on October 12, 2023
•	Banking Powers of Attorney issued by the Company dated April 27, 2020.
II)	Universal Technology of Information Services License and Registered Services:

A continuación, se aporta un detalle de las licencias, registros y autorizaciones de espectro que actualmente se concentran bajo la titularidad de Telecom Argentina S.A. (en adelante “Telecom”) y sus empresas vinculadas (Telecom Argentina USA INC., Núcleo S.A., Cable Insignia S.A., Latin American Nautilus Argentina S.A. y Adesol S.A.).

Téngase presente que Telecom es titular de las licencias, registros y autorizaciones que en el presente se detallan, como consecuencia de haber resultado adjudicataria de las mismas en los casos que así se especifica y como resultado de diversos procesos de reorganización societaria que involucraran distintas sociedades licenciatarias.

Efectivamente, Telecom resultó continuadora de Telecom Personal S.A. (en adelante “Personal”) y de Cablevisión S.A. (en adelante “Cablevisión”), como así también de las sociedades absorbidas por esta última, en virtud de los procesos de reorganización societaria que se detallan a continuación:

(a)Proceso de fusión por absorción en virtud del cual Telecom absorbió a Personal, Nortel Inversiones S.A. y Sofora Telecomunicaciones S.A. Dicha fusión se inscribió ante la Inspección General de Justicia (“IGJ”) con fecha 21 de marzo de 2018 bajo el N° 5099 del Libro 88, tomo – de sociedades por acciones;

(b)Proceso de fusión por absorción en virtud del cual Telecom absorbió por fusión a Cablevisión. Dicha fusión se inscribió ante la IGJ con fecha 30 de agosto de 2018 bajo el N° 16345 del libro 91, tomo – de sociedades por acciones.

(c)Previamente, Cablevisión absorbió a través de diversos procesos de fusión por absorción a las licenciatarias de Servicios TIC que se detallan a continuación: (i) Fibertel S.A. fue absorbida por Cablevisión conforme fusión inscripta ante la IGJ con fecha 15 de enero de 2009, bajo el nº 937 del libro 43, tomo - de sociedades por acciones; (ii) Primera Red Interactiva de Medios Argentinos (PRIMA) S.A. fue absorbida por Cablevisión conforme fusión inscripta ante la IGJ con fecha 20 de abril de 2017 bajo el N° 7281 del Libro 83, tomo – de sociedades por acciones; y (iii) las compañías Nextel Communications Argentina S.R.L. (en adelante “Nextel”), Greenmax Telecommunications S.A.U., WX Telecommunications S.A.U., Gridley Investments S.A., Trixco S.A., Fibercomm S.A., Netizen S.A., Eritown Corporation Argentina S.A., Skyonline de Argentina S.A. Infotel Argentina S.A., Nextwave Argentina S.A., Callbi S.A. conforme fusión inscripta ante la IGJ con fecha 23 de febrero de 2018 bajo el N° 3469 del Libro 88, tomo – de sociedades por acciones.

En razón de las distintas fusiones implementadas, y de los desistimientos autorizados, en la actualidad Telecom cuenta con los siguientes registros bajo su Licencia Única Argentina Digital: Servicio de Telefonía Local, Servicio de Telefonía Pública, Servicio de Telefonía de Larga Distancia Internacional, Servicio de Telefonía de Larga Distancia Nacional, Servicio de Telefonía Móvil,

Annex A

Servicio de Comunicaciones Móviles Avanzadas, Servicio de Comunicaciones Personales, Servicio de Telex, Servicio de transporte de Señales de Radiodifusión, Servicio de Valor Agregado, Servicio de Videoconferencia, Servicio de Transmisión de Datos, Servicio Radioeléctrico de Concentración de Enlaces y Servicio de Radiodifusión por Suscripción.

A continuación, se detallan las licencias, registros y autorizaciones adjudicadas a cada una de las licenciatarias, que luego de diversos procesos de reorganización societaria, confluyen en Telecom

1.	Telecom Argentina STET-France Telecom S.A. (hoy Telecom)
•	Decreto 2347/90: Telefonía local y larga distancia nacional, provisión de enlaces fijos y telefonía pública en la Región Norte.
•	Resolución SC 2627/98: Telefonía Pública Región Sur.
•	Resolución SC 8357/99: Telefonía de larga distancia internacional, datos internacional, télex internacional y enlaces punto a punto internacional en la Región Norte.
•	Resolución SC 91/99: Telefonía local, larga distancia nacional e Internacional, Transmisión de Datos y Télex Internacional en la Región Sur.
•	Resolución SC 1995/99: Télex Nacional en todo el país.
•

Resolución SC 429/00: Servicios de valor agregado, trasmisión de datos, videoconferencia, transporte de señales de radiodifusión y repetidor comunitario en todo el país (esta último cuyo desistimiento se autorizó mediante Resolución ENACOM N° 5644/17).

•	Resolución SC 495/01: Licencia única de servicios de telecomunicaciones con registro del servicio de acceso a Internet en todo el país.
•	Resolución SC N° 191/96: autoriza el uso de las frecuencias de 899-905/944-950 MHz, para el Servicio Fijo en las siguientes localidades: o 8 RB’s en el Delta del Tigre (Tecnología GSM-900).

o 70 Localidades del Interior, originalmente. Hoy, quedan 39 localidades (Tecnología Krone).

•	Resolución SC N° 191/96: autoriza el uso de la banda de 1.910-1.930 MHz. para el Servicio Fijo.
•	Resolución SC N°2.879/97, modificada por Res SC N° 869/98: autoriza el uso de 50 MHz de la banda de 3,5 GHz.: para el Servicio Fijo de Datos y Valor Agregado.
•

Resolución SC 11/03: Autorizar el cambio de denominación TELECOM ARGENTINA STET - FRANCE TELECOM SOCIEDAD ANONIMA a "TELECOM ARGENTINA SOCIEDAD ANONIMA" y autorizar el cambio de control accionario de Telecom Argentina S.A. a favor de TELECOM ITALIA S.P.A y TELECOM ITALIA INTERNACIONAL NV (en conjunto “TI Group”), FRANCE CABLES ET RADIO y Atlas COMUNNICATIONS SOCIEDAD ANONIMA (en conjunto “FT Group”) y W. DE ARGENTINA - INVERSIONES SL, siendo TI Group el operador exclusivo de Telecom.

•	Resolución MPFIPS 136/10: Autoriza el cambio de control social de Telecom y Personal, a favor de TI Group.

Annex A

•	Resolución ENACOM 277/16: Autorizar el cambio de composición accionaria de Telecom y Personal, a Fintech Telecom LLC.
•	Resolución ENACOM 4545/17: Autoriza la transferencia de los registros, recursos y frecuencias autorizadas a Personal a favor de Telecom.
•

Resolución ENACOM 5644/17: Autoriza la transferencia de los registros, recursos y frecuencias autorizadas a Cablevisión a favor de Telecom; y, autoriza el cambio de control de Telecom a favor de Cablevisión Holding S.A.

2.	Personal
•	Resolución SETyC 11/95: Servicio de Telefonía Móvil (STM) en el Área I.
•	Resolución SC 18/96: Transmisión de Datos y Servicios de Valor Agregado en todo el país.
•	Resolución SC 537/96: Autoriza el uso de 25 MHz de la banda de 850 MHz.
•	Resolución SC 18324/99: PCS en AMBA y Área II.
•	Resolución SC 18328/99: PCS en Área III.
•	Resolución SC 18925/99: PCS en Área I.
•	Resolución SC 18952/99: SRMC en AMBA y autoriza el uso de 12.5 MHz de la banda de 850 MHz.
•	Resolución SC 502/01: Registra el servicio de Telefonía de larga distancia nacional e internacional en todo el país.
•	Resolución SC 79: Registra el Servicio de Comunicaciones Móviles Avanzadas.
•	Mediante las Resoluciones de la SC N° 80/2014, 81/2014, 82/2014 y 83/2014, se adjudicaron las siguientes frecuencias:

o para el Servicio de PCS, Bandas de Frecuencia: 1890-1892,5 Mhz y 1970-1972,5 Mhz para el Área de Explotación I (Lote Número 5);

o para el Servicio de SRMC, Bandas de Frecuencia: 830,25-834 Mhz y 875,25-879 Mhz para el Área de Explotación II (Lote Número 2);

o para el Servicio de PCS, Bandas de Frecuencia: 1862,5-1867,5 Mhz y 1942,5-1947,5 Mhz para el Área de Explotación III (Lote Número 6);

o para los Servicios de SCMA, Bandas de Frecuencia: 1730-1745 Mhz y 2130-2145 Mhz para el Área de Explotación Nacional (Lote Número 8, adjudicación parcial).

•	Resolución SC N° 25/2015: autoriza el uso de 20 MHz de la banda de 700 MHz.
•

Mediante Resolución 5478 E/2017 se asignó a Personal el Lote C del proceso de asignación a demanda ordenado por Resolución ENACOM N° 3687 E /2017 (40 MHz de la frecuencia de 2600 MHz en todas las localidades del país). Luego, mediante Resolución N° 3838/2019 el ENACOM,

Annex A

haciendo lugar a la presentación ingresada por la Sociedad en el marco del proceso de adecuación al límite de espectro ordenado por el artículo 3° de la Resolución ENACOM 5644/2017, dejó sin efecto la asignación conferida originalmente a Personal.

3.	Cablevisión
•	Resolución ENACOM 1359/16: autoriza la transferencia de la licencia y registros de Fibertel a Cablevisión.
•	Resolución ENACOM 339/17: autoriza trasferencia de registros, recursos de numeración y señalización y frecuencias y autorizaciones radioeléctricas de PRIMA a Cablevisión.
•	Resolución ENACOM 1734/17: autoriza trasferencia de registros, recursos de numeración y señalización y frecuencias y autorizaciones radioeléctricas de Nextel a Cablevisión.
•

Resolución ENACOM 1663/17: El Anexo de dicha Resolución detalla las áreas de cobertura del Servicio de Radiodifusión por Suscripción (por vínculo físico y/o radioeléctrico) en las que operaba a dicha fecha Cablevisión como continuadora de las distintas licenciatarias absorbidas, así como las frecuencias radioeléctricas de los servicios de radiodifusión por suscripción por vínculo radioeléctrico detallados en el mencionado anexo.

4.	Fibertel S.A.
•	Resolución 100SC/96: Servicio de Transmisión de Datos.
•	Resolución 2375SC/97: Servicio de Avisos a Personas.
•	Resolución 2375SC/97: Servicio de Video Conferencia.
•	Resolución 2375SC/97: Servicio de Repetidor Comunitario.
•	Resolución 2375SC/97: Servicio de Transporte de Señales de Radiodifusión.
•	Resolución 2375SC/97: Servicios de Valor Agregado.
•	Resolución 2375SC/97: Servicio Radioeléctrico de Concentración de Enlace.
•	Resolución 168/02: Servicio de Telefonía Local y Telefonía Pública.
•	Resolución 167/03: Asignación de numeración AMBA – Benavides – Pilar –Tortuguitas.
•	Resolución 52/2005: Asignación Código de Señalización Nacional (CPSN) 5600 (en numeración decimal).
5.	PRIMA S.A.
•	Resolución SC 62/1996: Licencia para la prestación de Servicios de Valor Agregado en el Ámbito Nacional e Internacional y de Transmisión de Datos, en el ámbito Nacional.
•	Resolución SC 1459/1998: Licencia para la prestación de Servicios de Videoconferencia.

Annex A

•

Resolución SC Nro. 12296/99: autoriza uso de la Banda D del cuadro 2.1. del Anexo 1 de la Resolución SC 869/98 en las áreas de AMBA, Ciudades de Córdoba (Pcia. de Córdoba) Rosario y Santa Fe (Pcia. de Santa Fe), La Plata, Mar del Plata y Bahía Blanca Pcia de Buenos Aires), Paraná (Pcia de Entre Ríos), Mendoza (Pcia de Mendoza), Neuquén (Pcia de Neuquén) y San Miguel de Tucumán (Pcia de Tucumán).

•	Resolución SC 19/2002: Licencia para la prestación de Servicios de Telefonía Local y Larga Distancia Nacional e Internacional.
6.	Nextel
•

Resolución SOPyC N° 646/94, Resoluciones SC N° 38/98, N° 4038/99, N° 88/01 y N° 201/02, y Resolución ENACOM N° 1299/17: Licencia de telecomunicaciones y registros para la prestación del Servicio Radioeléctrico de Concentración de Enlaces, Servicio de Avisos a Personas, Servicio de Localización de Vehículos, Servicio de Alarma por Vínculo Radioeléctrico, Servicio de Transmisión de Datos, Servicio de Valor Agregado, Servicio de Telefonía de Larga Distancia Nacional e Internacional, Servicio de Telefonía Local y Servicio de Comunicaciones Móviles Avanzada.

•

Resolución SC 1085/98: Transfiere las licencias de Mc CAW ARGENTINA SA a Nextel SA para la prestación de los servicios de: Radioeléctrico de Concentración de Enlaces (SRCE), Transmisión de Datos (STD), Avisos a Personas (SAP), Alarma por Vínculo Radioeléctrico (SAVR), Localización de Vehículos (SLV).

•	Resolución SC 4038/99: Licencia para la prestación del Servicio de Valor Agregado (SVA).
•	Resolución SC 482/01: Prestación del Servicio de Telefonía Local (STL).
•

Resolución ENACOM 111/17: autorizó las transferencias accionarias directas e indirectas que involucraron a las firmas TRIXCO S.A., CALLBI S.A., INFOTEL ARGENTINA S.A., SKYONLINE DE ARGENTINA S.A., NETIZEN S.A y ERITOWN CORPORATION ARGENTINA S.A. a favor de NEXTEL.

•	Se adjunta en Anexo I, una tabla que contiene un detalle de las frecuencias, los actos administrativos de asignación y las respectivas fechas de vencimiento de cada una de las asignaciones.
•

Resolución ENACOM 1299-E/2017 (Refarming): Prestación del servicio de SCMA y autoriza uso de las frecuencias comprendidas entre 905 a 915 MHz y 950 a 960 MHz y la banda de frecuencias comprendida entre 2530 a 2560 MHz y 2650 a 2680 MHz.

7.	Fibercomm S.A.
•	Resolución SC N° 151/95: Licencia de telecomunicaciones y registro para la prestación del Servicio de Transmisión de Datos en el ámbito nacional.
8.	Eritown Corporation Argentina S.A.
•	Resolución SC 2827/97: licencia para la prestación de los Servicios de Transmisión de Datos y Servicio de Valor Agregado a la empresa ERITOWN CORPORATION ARGENTINA SOCIEDAD ANÓNIMA.
9.	Callbi S.A.

Annex A

•

Resolución SC 2267/97: Licencia para la prestación de los Servicios de Aviso a Personas, Servicio de Transmisión de Datos, Servicio de Valor Agregado, Servicio de Transporte de Señales de Radiodifusión y Servicio de Videoconferencia.

•	Resoluciones SC 4439/99 y SC 362/01: autoriza uso de la banda “8-8” del cuadro 1.4 del Anexo I de la Resolución SC 869/98 (2584-2596/2680-2686) en AMBA.
•	Resolución SC 191/03: Servicios de Telefonía Local, Larga Distancia Nacional e Internacional.
10.	Trixco S.A.
•

Resolución SC 1335/99: Autoriza uso de la banda 905-915 MHz y 950-960 MHz en las áreas de CABA, Moreno, Merlo, Gonzales Catán, José C. Paz, Pilar, J. M. Gutiérrez, Glew y La Plata de la Provincia de Buenos Aires; Córdoba y Mendoza de las provincias homónimas; y, Rosario provincia de Santa Fe.

•	Resolución SC 1/2002: Licencia de Reventa para Servicio de Telecomunicaciones y Servicio de Telefonía Local.
•	Resolución 115/2012: Registro para la prestación del Servicios de Telefonía de Larga Distancia Nacional, Internacional, Servicio de Valor Agregado y Servicio de Telefonía Pública.
•	Resolución SC 116/12: extiende área de prestación a CABA y AMBA.
11.	Infotel Argentina S.A.
•	Resolución N° 3357/99: licencia para la prestación de los Servicios de Valor Agregado y Transmisión de Datos.
•	Resolución SC 95/02 autoriza uso de la “4-4” (2536-2548/2608-2620) del cuadro 1.4 del Anexo I de la Resolución SC N° 869/98 en la Ciudad de Buenos Aires y un radio de 180 km.
•	Resolución SC N° 263/03: licencia de Reventa de Servicios de Telecomunicaciones.

12.Skyonline de Argentina S.A.

•	Resolución SC N° 4508/99: autoriza uso de las bandas “F” del cuadro 2.1 del anexo II de la Resolución SC N° 869/99 en las localidades de Santa Fe, provincia homónima y Posadas, provincia de Misiones.
•	Resolución SC N° 4539/99: autoriza uso de las bandas “I” del cuadro 2.2 del anexo II de la Resolución N° 869/98, para el área de la ciudad de Mendoza, provincia homónima.
•	Resolución SC N° 4506/99: autoriza uso de las bandas “3-3” del cuadro 1.4 del Anexo I de la Resolución SC N°869/98, en el área de prestación correspondiente al AMBA.
•	Resolución SC 4432/99: Licencia para la prestación de los Servicios de Transmisión de Datos y Valor Agregado.
13.	Netizen S.A.

Annex A

•	Resoluciones SC 72/2002, N° 49/1998 y N° 2.521/1999: licencia para Reventa de Servicios de Telecomunicaciones, Servicio de Valor Agregado, y Servicios de Transmisión de Datos y Videoconferencia.

Subsidiarias Licenciatarias TIC

1.	Telecom Argentina USA INC.
•	Autorización de la FCC según Sección 214 de la Communications Act, del 22/02/01: Licencia Global para la prestación del servicio internacional de telecomunicaciones en los Estados Unidos de América.
2.	Núcleo S.A. y Cable Insignia S.A.:
•	Resolución CONATEL 278/97: Servicio de telefonía celular en Paraguay.
•	Resoluciones CONATEL 15/97 y 1118/98: PCS en Asunción (Paraguay).
3.	Latin American Nautilus Argentina S.A. (participación indirecta)
•	Resolución SC 7/2002: Licencia Única de servicios de telecomunicaciones con registro del servicio de provisión de facilidades de telecomunicaciones en todo el país.
4.	Adesol S.A.: (Es una Subsidiaria de Telecom que no es licenciataria, pero presta servicios a diversas permisionarias en la República Oriental del Uruguay).

Annex A

ANNEX B

SUBSIDIARIES

Name	Owner	Ownership
Inter Radios S.A.U.	Telecom Argentina S.A.	100.00%
Cable Imagen S.R.L.	Telecom Argentina S.A.	100.00%
Micro Sistemas S.A.U.	Telecom Argentina S.A.	100.00%
Telecom Argentina USA Inc.	Telecom Argentina S.A.	100.00%
Adesol S.A.	Telecom Argentina S.A.	100.00%
Televisión Dirigida S.A.	Telecom Argentina S.A.	99.992%
Televisión Dirigida S.A.	PEM S.A.U.	0.008%
PEM S.A.U.	Telecom Argentina S.A.	100%
Núcleo S.A.	Telecom Argentina S.A.	67.50%
Personal Envíos S.A.	Núcleo S.A.	97.00%
Personal Envíos S.A.	Telecom Argentina S.A.	2.00%
Tuves Paraguay S.A.	Núcleo S.A.	99.99958%
Tuves Paraguay S.A.	Telecom Argentina S.A.	0.00028%
AVC Continente Audiovisual S.A.	PEM S.A.U.	40.00%
AVC Continente Audiovisual S.A.	Inter Radios S.A.U.	20.00%
AVC Continente Audiovisual S.A.	Telecom Argentina S.A.	40.00%
Teledifusora San Miguel Arcángel S.A.	Telecom Argentina S.A.	49.10%
Teledifusora San Miguel Arcángel S.A.	Inter Radios S.A.U.	1.00%
La Capital Cable S.A.	Telecom Argentina S.A.	49.00%
La Capital Cable S.A.	Inter Radios S.A.U.	1.00%
Otamendi Cable Color S.A.	La Capital Cable S.A.	97.00%
Otamendi Cable Color S.A.	PEM S.A.U.	1.5%
Personal Smarthome S.A.	Telecom Argentina S.A.	90.00%
Personal Smarthome S.A.	PEM S.A.U.	10.00%
Opalker S.A.	Telecom Argentina S.A.	100%
Negocios y Servicios S.A.	Telecom Argentina S.A.	100.00%
Open Pass Holding Corp.	Telecom Argentina S.A.	50.00%

ANNEX B